Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated February 5, 2003 and February 10, 2003, respectively, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-110336 and related Statement of Additional Information of Carillon Account.


                                  /s/ Ernst & Young LLP


Cincinnati, Ohio
December 29, 2003